UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2012

SPECTRUM BRANDS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34757	27-2166630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Rayovac Drive Madison, Wisconsin 53711
(Address of principal executive offices)

(608) 275-3340
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

Spectrum Brands Holdings, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on February 1, 2012.  Only holders of the Company’s common stock at the close of business on December 21, 2011 (the “Record Date”) were entitled to vote at the Annual Meeting.  As of the Record Date, there were 52,184,241 shares of common stock entitled to vote.  A total of 49,804,378 shares of common stock (95.44%), constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.

The stockholders voted on two proposals at the Annual Meeting.  The proposals are described in detail in the Proxy Statement dated December 29, 2011.  The final results of the votes regarding each proposal are set forth below.

Proposal 1: The Company’s stockholders elected three directors to the Board to serve for a three year term until the 2015 annual meeting of stockholders.  The votes regarding this proposal were as follows:

	For	Withhold	Broker Non-Votes
David M. Maura	41,256,852	7,329,798	–
Terry L. Polistina	47,482,525	1,104,125	–
Hugh R. Rovit	47,646,843	939,807	–

Proposal 2: The Company’s stockholders ratified the selection of KPMG LLP as the Company’s independent registered accounting firm for the fiscal year ended September 30, 2012.  The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
49,708,424	95,954	–	–

On February 1, 2012, the Company issued a press release (the “Press Release”) discussing the results of the Company’s stockholders vote at the Annual Meeting.  A copy of the Press Release is furnished as Exhibit 99.1 to this report.

Item 9.01  Financial Statements and Exhibits.

(a)  Not applicable.
(b)  Not applicable.
(c)  Not applicable.
(d)  Exhibits.

The following exhibit is being filed with this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press Release, dated February 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM BRANDS HOLDINGS, INC.
Date: February 7, 2012

	By:	/s/ Nathan E. Fagre
Printed Name: Nathan E. Fagre
Title: General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release, dated February 1, 2012